Exhibit 4.36

EXECUTION VERSION

ELEVENTH SUPPLEMENTAL INDENTURE
TO THE INDENTURE, DATED FEBRUARY 21, 2018

THIS ELEVENTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of April 30, 2021 (the “Eleventh Supplemental Indenture”), among TRANE TECHNOLOGIES FINANCING LIMITED, a private limited company duly incorporated and existing under the laws of Ireland (“TTFL”), TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED (f/k/a INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED), a company duly incorporated and existing under the laws of the State of Delaware (“TTGH”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à r.l.), a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 1, Avenue du Bois, L-1251 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 182.971 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland”), TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (“Trane Holdco”), TRANE TECHNOLOGIES COMPANY LLC, a company duly organized and existing under the laws of the State of Delaware (the “TTC”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting as Trustee under the Indenture (the “Trustee”).

RECITALS:

WHEREAS, TTGH, Trane plc, Trane Lux International, Trane Ireland, Trane Holdco, TTC, Trane Technologies Luxembourg Finance S.A. (f/k/a Ingersoll-Rand Luxembourg Finance S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 1, Avenue du Bois, L-1251 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 189.791 (“Trane Lux”), and the Trustee are parties to that certain Indenture, dated as of February 21, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 21, 2018, the Second Supplemental Indenture, dated as of February 21, 2018, the Third Supplemental Indenture, dated as of February 21, 2018, the Fourth Supplemental Indenture, dated as of March 21, 2019, the Fifth Supplemental Indenture, dated as of March 21, 2019, the Sixth Supplemental Indenture, dated as of March 21, 2019, the Seventh Supplemental Indenture, dated as of May 1, 2020, the Eighth Supplemental Indenture, dated as of May 1, 2020, the Ninth Supplemental Indenture, dated as of May 1, 2020, and the Tenth Supplemental Indenture, dated May 1, 2020 (the Base Indenture, as so amended and supplemented, the “Indenture”);
WHEREAS, Trane Lux is the “Issuer” as defined in the Base Indenture under the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture (and together with the Base Indenture, the “2019 Indentures”);
WHEREAS, Trane Lux is a “Guarantor” as defined in the Base Indenture under the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (and together with the Base Indenture, the “2018 Indentures”);
WHEREAS, Trane Lux and TTFL have entered into a Common Terms of Merger pursuant to which Trane Lux will merge by absorption with and into TTFL with Trane Lux’s separate corporate existence terminating via dissolution (without liquidation) under applicable law (the “Merger”);
WHEREAS, Section 801(a) of the Indenture provides, among other things, that Trane Lux, as Issuer under the 2019 Indentures, shall not consolidate, amalgamate or merge with or into any other Person unless the Person into which Trane Lux shall have merged (1) expressly assumes the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the 2019 Indentures, and the due and punctual performance and observance of all of the covenants and conditions of the 2019 Indentures to be performed by Trane Lux as Issuer under the 2019 Indentures and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof, any Member State of the European Union or as otherwise permitted under the Indenture;
WHEREAS, TTFL is hereby assuming, as successor Issuer, contemporaneously with the consummation of the Merger under the 2019 Indentures, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the 2019 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2019 Indentures to be performed by Trane Lux under the 2019 Indentures;
WHEREAS, Section 801(b) of the Indenture provides, among other things, that Trane Lux, as Guarantor under the 2018 Indentures, shall not consolidate, amalgamate or merge with or into any other Person unless the Person into which Trane Lux shall have merged (1) expressly assumes the performance of the obligations under the Guarantee of Trane Lux, and the due and punctual performance and observance of all of the covenants and conditions of the 2018 Indentures to be performed by Trane Lux as Guarantor under the 2018 Indentures and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof, any Member State of the European Union or as otherwise permitted under the Indenture;
WHEREAS, TTFL is hereby assuming, contemporaneously with the consummation of the Merger, under the 2018 Indentures (1) the Guarantee of Trane Lux under the 2018 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2018 Indentures to be performed by Trane Lux under the 2018 Indentures;
WHEREAS, pursuant to Section 803 of the Indenture, Trane Lux, as predecessor corporation under the 2019 Indentures and 2018 Indentures, respectively, will be relieved of all obligations and covenants under the Indenture, the Securities and the Guarantee, as applicable;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to evidence the succession of another corporation, partnership, limited liability company, trust or other entity to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer under the Indenture and in the Securities or the assumption by any such successor of the covenants of such Guarantor under the Indenture and in the Guarantee;
WHEREAS, the Issuer has determined that this Eleventh Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Eleventh Supplemental Indenture is in form satisfactory to it; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Eleventh Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

WITNESSETH:

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE
DEFINITIONS

Section 101. Capitalized terms in this Eleventh Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Eleventh Supplemental Indenture.

ARTICLE TWO
TTFL

Section 201. TTFL represents and warrants to the Trustee as follows:
(a) TTFL is duly incorporated and validly existing under the laws of Ireland.
(b) The execution, delivery and performance by it of this Eleventh Supplemental Indenture has been authorized and approved by all necessary corporate action on its part.

ARTICLE THREE
THE SUCCESSOR ISSUER

Section 301. Solely with respect to the 2019 Indentures:
(a) In accordance with Section 801(a) of the 2019 Indentures, TTFL hereby expressly assumes under the 2019 Indentures, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the 2019 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2019 Indentures to be performed by Trane Lux under the 2019 Indentures.
(b) Pursuant to Section 803(a) of the Indenture, TTFL hereby succeeds to, and is substituted for, and may exercise every right and power of, Trane Lux as Issuer under the 2019 Indentures and the Securities with the same effect as if TTFL had been named as “Issuer” in the 2019 Indentures and the Securities; and Trane Lux is hereby relieved of all obligations and covenants under the 2019 Indentures and the Securities.
(c) Nothing in this Eleventh Supplemental Indenture shall alter the rights, duties or obligations of the Guarantors under the 2019 Indentures.

ARTICLE FOUR
THE SUCCESSOR GUARANTOR
Section 401. Solely with respect to the 2018 Indentures:
(a) In accordance with Section 801(b) of the 2018 Indentures, TTFL hereby expressly assumes under the 2018 Indentures, (1) the Guarantee of Trane Lux under the 2018 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2018 Indentures to be performed by Trane Lux under the 2018 Indentures.

(b) Pursuant to Section 803(b) of the Indenture, TTFL hereby succeeds to, and is substituted for, and may exercise every right and power of, Trane Lux as Guarantor under the 2018 Indentures, the Securities and the Guarantee with the same effect as if TTFL had been named as “Guarantor” in the 2018 Indentures, the Securities and the Guarantee; and Trane Lux is hereby relieved of all obligations and covenants under the 2018 Indentures, the Securities and the Guarantees.
(c) Nothing in this Eleventh Supplemental Indenture shall alter the rights, duties or obligations of the Issuer nor the other Guarantors under the 2018 Indentures.

ARTICLE FIVE
MISCELLANEOUS

Section 501. This Eleventh Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Eleventh Supplemental Indenture forms a part thereof.
Section 502. This Eleventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 503. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 504. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 505. If any provision of this Eleventh Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 506. In case any provision in this Eleventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 507. Nothing in this Eleventh Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Eleventh Supplemental Indenture or the Securities.
Section 508. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the parties hereto (excluding the Trustee), and the Trustee assumes no responsibility for the correctness thereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, all as of the date first above written.

TRANE TECHNOLOGIES FINANCING LIMITED

By:    /s/ Christopher Donohoe
Name: Christopher Donohoe
Title: Director

TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED

By:    /s/ Scott R. Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES PLC

By:    /s/ Scott R. Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à r.l.

By:    /s/ Bruno Jean-Etienne
Name: Bruno Jean-Etienne
Title: Class A Manager

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY

By:    /s/ Christopher Donohoe
Name: Christopher Donohoe
Title: Director

[Signature Page to Eleventh Supplemental Indenture]

TRANE TECHNOLOGIES HOLDCO INC.

By:    /s/ Scott R. Williams
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES COMPANY LLC

By:    /s/ Scott R. Williams
Name: Scott R. Williams
Title: Assistant Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Todd Landry
Name: Todd Landry
Title: Vice President

[Signature Page to Eleventh Supplemental Indenture]